SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement (“Amendment”) is made and entered into effective this 25th day of February by and between Amedisys, Inc., a Delaware corporation, and/or those wholly owned (directly or indirectly) individual subsidiaries of Amedisys, Inc. to which it assigns its rights under the Asset Purchase Agreement referenced below prior to the Closing as Purchaser (hereinafter referred to collectively as “Purchaser”) and the individual entities executing this Amendment on the execution page, attached, as Seller (hereinafter referred to collectively as “Seller”). Purchaser and Seller are referred to at times in this Amendment as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Purchaser and Seller entered into that certain Asset Purchase Agreement dated January 5 , 2004 (the “Agreement”); and

WHEREAS, the Parties, pursuant to the First Amendment to the Asset Purchase Agreement dated January 31, 2004, modified the closing dates upon which certain of the Agencies’ assets would by transferred by Seller to Purchaser; and

WHEREAS, the Parties wish to again modify the schedule of closing dates to allow for the Closing of the sale of assets of Spalding Regional Home Health to take place on April 1, 2004.

NOW THEREFORE, the Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Schedule 2.01 of the Agreement is hereby amended, restated and replaced in whole, in accordance with the revised Schedule 2.01 attached hereto as Exhibit A.

2. All defined terms used in this Amendment but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

3. Except as otherwise set forth herein, no terms or provisions of the Agreement are amended or modified by this Amendment.

4. To the extent this Amendment is inconsistent or conflicts with the Agreement, this Amendment shall control.

[Signature Pages Follow]

SELLER:

Professional Home Health

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Brookwood Home Care Services

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Memorial Home Care

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Spalding Regional Home Health

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Tenet Home Care of Palm Beach

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Tenet Home Care of Broward County

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

St. Mary’s Hospital Home Health

By:

Narne:	Eric Tuckman

Title:	Authorized Signatory

Tenet Home Care of Miami-Dade

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

First Community Home Care

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Cypress—Fairbanks Home Health

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

St. Francis Home Health and Hospice

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

Brookwood Health Services, Inc. d/b/a Brookwood Medical Center Hospice

By:

Name:	Eric Tuckman

Title:	Authorized Signatory

PURCHASER: Amedisys, Inc.

By:

Name:

Title:

Exhibit A

Schedule 2.01

Agencies	Purchase Price Payment
March 1, 2004 Professional Home Health; Memorial Home Care; First Community Home Care; Cypress- Fairbanks Home Health	75%:	$14,863,254

April 1, 2004 Spalding Regional Home Health; Brookwood Home Care Services; Brookwood Medical Center Hospice; St. Francis Hospital Home Health and Hospice	12.5%:	$2,477,209

May 1, 2004 Tenet Home Care of Palm Beach; Tenet Home Care of Broward County; St. Mary’s Hospital Home Health; Tenet Home Care of Miami- Dade	12.5%:	$2,477,209

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